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                                                                      Exhibit 16




May 2, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir / Madam:

We have read paragraphs (a)(i) through (a)(v) of Item 4 included in the Form 8-K dated May 2, 2002, of Harrah's Entertainment, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Sincerely,

ARTHUR ANDERSEN LLP

/s/  Larry Krause